Exhibit 99.1

NEWS RELEASE Contact: Robert D. Hardy, CFO U.S. Concrete, Inc. 713-499-6222

FOR IMMEDIATE RELEASE

U.S. CONCRETE RECEIVES COURT APPROVAL OF “FIRST-DAY”
MOTIONS IN ITS DEBT RESTRUCTURING

•	Suppliers to be paid in the ordinary course
•	Interim approval of $80 million credit facility
•	All customer and employee plans to continue

HOUSTON, TX – May 4, 2010 – U.S. Concrete, Inc. (NASDAQ: RMIX) today announced it received approval of its first-day motions by the United States Bankruptcy Court for the District of Delaware.  Included in the relief granted at a hearing on Friday was interim authority to continue to pay suppliers in the ordinary course, and final approval to continue customer programs and employee wage and benefit programs. The Company also received authority, on an interim basis, to enter into an $80 million debtor-in-possession (DIP) credit facility to fund operations as it moves forward with its comprehensive debt restructuring.  J.P. Morgan acted as sole-lead arranger and administrative agent on the DIP facility.  Final approval of all motions is expected to be granted at a hearing to be held on May 21, 2010.

“We are pleased the Court approved our first-day motions so promptly,” said Michael W. Harlan, President and Chief Executive Officer of U.S. Concrete, Inc.  “These approvals enable us to minimize any impact on our suppliers, customers and employees as we move forward with our debt restructuring.  We anticipate completing our restructuring in the next 75 to 90 days and emerging as a stronger company.  The credit facility is a key element to a stable and successful restructuring,” continued Mr. Harlan.  “Tennenbaum DIP Opportunity Fund, LLC, also participated in this facility and has been a supportive, responsive and flexible partner during our restructuring process.”

The Company expects to gain approval of its Disclosure Statement at a hearing set for June 3, 2010 and to move forward soliciting votes for its proposed Plan of Reorganization in an expedited manner.  The Plan proposes all trade creditors be paid in full in the ordinary course.  Additional information about the restructuring is available at the Company’s website, www.us-concrete.com or via the Company’s restructuring line at (888) 369-8931.

About U.S. Concrete
U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and concrete-related products; and precast concrete.  The Company has 125 fixed and 11 portable ready-mixed concrete plants, seven precast concrete plants and seven producing aggregates facilities. During 2009 (including acquired volumes), these plant facilities produced approximately 4.5 million cubic yards of ready-mixed concrete and 3.0 million tons of aggregates.  For more information on U.S. Concrete, visit www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to:  the completion of the Company's restructuring, including the outcome and impact on our business, suppliers, customers and employees of the proceedings under Chapter 11 of the Bankruptcy Code; the ability of the Company to satisfy closing conditions under the agreements-in-principle and the plan of reorganization and related documents and to have the plan of reorganization confirmed by the bankruptcy court; restructuring timeline; sufficiency of the $80 million debtor-in-possession credit facility to fund the Company’s operations while in Chapter 11 proceedings; receipt of final approval of the “first-day” motions; and receipt of approval of our Disclosure Statement.  Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry, the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2009.

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